Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Gabrielle L. Rabinovitch
Vice President, Investor Relations
(415) 616-7727

PRESS RELEASE

Williams-Sonoma, Inc. announces second quarter 2014 results

Net revenues grow 5.8%, operating margin expands to 8.2%

EPS increases to $0.53

San Francisco, CA, August 27, 2014 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second fiscal quarter ended August 3, 2014 (“Q2 14”) versus the second fiscal quarter ended August 4, 2013 (“Q2 13”).

2nd QUARTER 2014 RESULTS

-	Q2 14 net revenues grew 5.8% to $1.039 billion versus $982 million in Q2 13 with comparable brand revenue growth of 5.7%.

-	Q2 14 operating income grew 9.3% to $85 million and operating margin increased to 8.2% versus 8.0% in Q2 13.

-	Q2 14 diluted earnings per share (“EPS”) grew 8.2% to $0.53 from $0.49 in Q2 13.

-	Cash returned to stockholders totaled $90 million, comprising $59 million in stock repurchases and $31 million in dividends.

Laura Alber, President and Chief Executive Officer, commented, “We are pleased to have delivered another quarter of solid performance, once again demonstrating the competitive advantages resulting from our multi-brand, multi-channel business model.”

Alber continued, “We enter the second half of 2014 well-positioned across our brands from a marketing, merchandise offering, store and online experience standpoint. We remain focused on disciplined execution against our growth initiatives and a balanced approach to capital allocation to continue to drive shareholder value.”

Comparable brand revenue growth in Q2 14 increased 5.7% on top of 8.4% in Q2 13 as shown in the table below:

2nd Quarter Comparable Brand Revenue Growth by Concept*

	Q2 14	Q2 13

Pottery Barn	4.4%	9.9%
Williams-Sonoma	3.4%	(0.4%)
Pottery Barn Kids	5.6%	8.2%
West Elm	16.7%	16.5%
PBteen	(1.0%)	16.3%

Total	5.7%	8.4%

* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

Direct-to-customer (“DTC”) net revenues in Q2 14 increased 9.4% to $523 million from $478 million in Q2 13, primarily driven by West Elm, Pottery Barn, Williams-Sonoma, and Pottery Barn Kids. DTC net revenues generated 50% of total company net revenues in Q2 14, compared to 49% in Q2 13.

Retail net revenues in Q2 14 increased 2.4% to $517 million from $505 million in Q2 13, primarily driven by West Elm and Pottery Barn, partially offset by a decrease in Williams-Sonoma.

Operating margin in Q2 14 increased to 8.2% compared to 8.0% in Q2 13:

-	Gross margin was 36.8% versus 37.6% in Q2 13.

-	Selling, general and administrative (“SG&A”) expenses were $297 million, or 28.6% of net revenues, versus $291 million, or 29.6% of net revenues, in Q2 13.

EPS in Q2 14 increased 8.2% to $0.53 from $0.49 in Q2 13.

Merchandise inventories at the end of Q2 14 increased 21.4% to $895 million from $737 million at the end of Q2 13. Toward the end of Q2 13, we began taking ownership of our inventory earlier in the supply chain. Excluding the impact of this year-over-year additional inventory in transit, Q2 14 merchandise inventories increased 17.0% on a comparable basis.

The effective income tax rate in Q2 14 was 40.5% versus 37.5% in Q2 13, reflecting certain unfavorable income tax matters.

STOCK REPURCHASE PROGRAM

During Q2 14, we repurchased 847,946 shares of common stock at an average cost of $69.28 per share and a total cost of approximately $59 million. As of August 3, 2014, there was approximately $399 million remaining under the $750 million stock repurchase program announced in March 2013.

FISCAL YEAR 2014 FINANCIAL GUIDANCE

3rd Quarter 2014 Guidance

-	Net revenues in the third quarter of fiscal 2014 (“Q3 14”) are expected to be in the range of $1.100 billion to $1.130 billion.

-	Comparable brand revenue growth in Q3 14 is expected to be in the range of 4% to 6%.

-	Diluted EPS in Q3 14 is expected to be in the range of $0.58 to $0.63.

Fiscal Year 2014 Guidance

Financial Highlights
Total Net Revenues (millions)	$4,645 – $4,725
Comparable Brand Revenue Growth	5 – 7%
Operating Margin	10.2 – 10.4%
Diluted EPS	$3.07 – $3.17
Income Tax Rate	38.3 – 38.8%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$160 – $170

Store Opening and Closing Guidance by Retail Concept*
	FY 2013 ACT	FY 2014 GUID

	Total	New	Close	End

Williams-Sonoma	248	5	(14)	239
Pottery Barn	194	7	(5)	196
Pottery Barn Kids	81	9	(5)	85
West Elm	58	11	-	69
Rejuvenation	4	1	-	5

Total	585	33	(24)	594

*  Included in the FY 13 numbers above are 5 stores in Australia (2 West Elm, 1 Williams-Sonoma, 1 Pottery Barn and 1 Pottery Barn Kids) and 1 West Elm store in the UK. Eight additional Australian stores are included in FY 14 guidance.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, August 27, 2014, at 2:00 PM (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP diluted EPS. This non-GAAP financial measure excludes the impact of employee separation charges in Q1 13 and FY 13. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in Exhibit 1. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly FY 14 actual results and FY 14 guidance on a comparable basis with prior periods. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our competitive advantages; the execution of our growth initiatives; our approach to capital allocation; our future financial guidance, including Q3 14 and FY 2014 guidance; our three-year stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q2 14; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2014, and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams-Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and 589 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East and the Philippines.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended August 3, 2014 and August 4, 2013

(Dollars and shares in thousands, except per share amounts)

	2nd Quarter
	2014		2013
	$	% of Revenues	$	% of Revenues
Direct-to-customer net revenues	$522,589	50.3%	$477,657	48.6%
Retail net revenues	516,513	49.7	504,552	51.4

Net revenues	1,039,102	100.0	982,209	100.0
Cost of goods sold	657,004	63.2	613,285	62.4

Gross profit	382,098	36.8	368,924	37.6
Selling, general and administrative expenses	296,762	28.6	290,838	29.6

Operating income	85,336	8.2	78,086	8.0
Interest expense (income), net	40	—	(125)	—

Earnings before income taxes	85,296	8.2	78,211	8.0
Income taxes	34,549	3.3	29,292	3.0

Net earnings	$50,747	4.9%	$48,919	5.0%

Earnings per share (EPS):
Basic	$0.54		$0.50
Diluted	$0.53		$0.49
Shares used in calculation of EPS:
Basic	93,979		96,892
Diluted	95,839		98,957

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Twenty-six weeks ended August 3, 2014 and August 4, 2013

(Dollars and shares in thousands, except per share amounts)

	Year-to-Date
	2014		2013
	$	% of Revenues	$	% of Revenues
Direct-to-customer net revenues	$1,013,878	50.4%	$896,741	48.0%
Retail net revenues	999,554	49.6	973,276	52.0

Net revenues	2,013,432	100.0	1,870,017	100.0
Cost of goods sold	1,262,926	62.7	1,166,908	62.4

Gross profit	750,506	37.3	703,109	37.6
Selling, general and administrative expenses	590,844	29.3	561,240	30.0

Operating income	159,662	7.9	141,869	7.6
Interest income, net	(29)	—	(314)	—

Earnings before income taxes	159,691	7.9	142,183	7.6
Income taxes	62,782	3.1	53,798	2.9

Net earnings	$96,909	4.8%	$88,385	4.7%

Earnings per share (EPS):
Basic	$1.03		$0.91
Diluted	$1.01		$0.89
Shares used in calculation of EPS:
Basic	94,010		97,470
Diluted	95,714		99,365

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars in thousands)

	Aug. 3, 2014	Feb. 2, 2014	Aug. 4, 2013
Assets
Current assets
Cash and cash equivalents	$70,574	$330,121	$205,364
Restricted cash	—	14,289	16,967
Accounts receivable, net	69,653	60,330	62,808
Merchandise inventories, net	894,860	813,160	736,871
Prepaid catalog expenses	39,072	33,556	37,266
Prepaid expenses	55,892	35,309	61,725
Deferred income taxes, net	121,527	121,486	99,699
Other assets	9,772	10,852	11,029

Total current assets	1,261,350	1,419,103	1,231,729

Property and equipment, net	849,255	849,293	829,951
Non-current deferred income taxes, net	856	13,824	7,509
Other assets, net	52,087	54,514	54,989

Total assets	$2,163,548	$2,336,734	$2,124,178

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$336,470	$404,791	$318,532
Accrued salaries, benefits and other	101,818	138,181	95,762
Customer deposits	251,146	228,193	225,822
Income taxes payable	14,604	49,365	2,955
Current portion of long-term debt	1,968	1,785	1,817
Other liabilities	44,713	38,781	35,531

Total current liabilities	750,719	861,096	680,419

Deferred rent and lease incentives	171,193	157,856	170,817
Long-term debt	—	1,968	1,968
Other long-term obligations	63,227	59,812	51,599

Total liabilities	985,139	1,080,732	904,803

Stockholders’ equity	1,178,409	1,256,002	1,219,375

Total liabilities and stockholders’ equity	$2,163,548	$2,336,734	$2,124,178

ADDITIONAL INFORMATION	Store Count					Avg. Leased Square Footage Per Store

	May 4, 2014	Openings	Closings	Aug. 3, 2014	Aug. 4, 2013	Aug. 3, 2014	Aug. 4, 2013

Williams-Sonoma	248	-	(1)	247	253	6,600	6,600
Pottery Barn	195	-	-	195	196	13,700	13,800
Pottery Barn Kids	84	1	(1)	84	86	7,700	8,000
West Elm	58	1	-	59	51	14,000	14,600
Rejuvenation	4	-	-	4	4	13,200	13,200

Total	589	2	(2)	589	590	9,900	9,900

	May 4, 2014	Aug. 3, 2014	Aug. 4, 2013

Total store selling square footage	3,600,000	3,598,000	3,600,000
Total store leased square footage	5,850,000	5,843,000	5,863,000

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Twenty-six weeks ended August 3, 2014 and August 4, 2013

(Dollars in thousands)

	Year-to-Date
	2014	2013
Cash flows from operating activities
Net earnings	$96,909	$88,385
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	79,332	73,832
Loss on sale/disposal/impairment of assets	952	1,233
Amortization of deferred lease incentives	(12,483)	(12,621)
Deferred income taxes	(8,326)	(6,937)
Tax benefit related to stock-based awards	46,174	11,733
Excess tax benefit related to stock-based awards	(22,911)	(5,173)
Stock-based compensation expense	22,191	18,472
Other	305	—

Changes in:
Accounts receivable	(4,227)	(1,284)
Merchandise inventories	(80,158)	(97,653)
Prepaid catalog expenses	(5,516)	(35)
Prepaid expenses and other assets	(18,043)	(40,191)
Accounts payable	(60,527)	52,336
Accrued salaries, benefits and other current and long-term liabilities	(28,981)	(10,677)
Customer deposits	22,767	18,710
Deferred rent and lease incentives	17,516	12,823
Income taxes payable	(34,757)	(38,890)

Net cash provided by operating activities	10,217	64,063

Cash flows from investing activities:
Purchases of property and equipment	(83,519)	(97,777)
Restricted cash receipts (deposits)	14,289	(912)
Other	282	1,274

Net cash used in investing activities	(68,948)	(97,415)

Cash flows from financing activities:
Repurchase of common stock	(112,054)	(131,006)
Payment of dividends	(63,996)	(52,196)
Tax withholdings related to stock-based awards	(49,434)	(11,135)
Excess tax benefit related to stock-based awards	22,911	5,173
Net proceeds related to stock-based awards	3,471	6,541
Repayments of long-term obligations	(1,785)	(1,692)
Other	(6)	—

Net cash used in financing activities	(200,893)	(184,315)

Effect of exchange rates on cash and cash equivalents	77	(1,524)
Net decrease in cash and cash equivalents	(259,547)	(219,191)
Cash and cash equivalents at beginning of period	330,121	424,555

Cash and cash equivalents at end of period	$70,574	$205,364

Exhibit 1

2nd Quarter Operating Margin By Segment*

($ in thousands)

	DTC		Retail		Unallocated		Total
	Q2 14	Q2 13	Q2 14	Q2 13	Q2 14	Q2 13	Q2 14	Q2 13
Net Revenues	$522,589	$477,657	$516,513	$504,552	$-	$-	$1,039,102	$982,209
Operating Income/(Expense)	120,612	114,491	37,058	34,609	(72,334)	(71,014)	85,336	78,086
Operating Margin	23.1%	24.0%	7.2%	6.9%	(7.0%)	(7.2%)	8.2%	8.0%

Reconciliation of Quarterly and Fiscal Year Actual GAAP to Non-GAAP

Diluted Earnings Per Share

(Totals rounded to the nearest cent per diluted share)

	Q1 14 ACT	Q2 14 ACT	Q3 14 GUID	FY 14 GUID

2014 GAAP Diluted EPS	$0.48	$0.53	$0.58 - $0.63	$3.07 - $3.17

	Q1 13 ACT	Q2 13 ACT	Q3 13 ACT	FY 13 ACT

2013 GAAP Diluted EPS	$0.40	$0.49	$0.58	$2.82
Impact of Employee Separation Charges (1)	0.02	-	-	0.02

2013 Non-GAAP Diluted EPS Excluding Employee Separation Charges (2)**	$0.41	$0.49	$0.58	$2.84

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.
**	Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Notes:

(1)	Impact of Employee Separation Charges – During Q1 13 and FY 13, we incurred charges of approximately $0.02 per diluted share associated with the previously announced retirement of the former President of the Williams-Sonoma brand. These charges were recorded within the unallocated segment.
(2)	SEC Regulation G – Non-GAAP Information – This table includes non-GAAP diluted EPS. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 14 actual results and guidance on a comparable basis with prior periods. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.